UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Rule 14a-101)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a−6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NEXCEN BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

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** IMPORTANT UPDATE **

TRANSACTION ENDORSED BY
TWO LEADING INDEPENDENT PROXY ADVISORY FIRMS

July 15, 2010

Dear NexCen Shareholder:

We want to share with you some important late-breaking news.  As described in the press release reprinted inside, the nation’s two leading independent voting advisory services, RiskMetrics Group’s ISS Proxy Advisory Services and Glass Lewis & Co., whose clients include institutional investors, mutual funds, pension funds and others, have both recommended that stockholders vote to approve the asset sale, plan of dissolution and the other items on the enclosed proxy card.

The special meeting of shareholders of NexCen Brands, Inc. to be held on July 29, 2010—is just two weeks away.  It is not too late for you to protect the value of your investment by voting FOR the proposed asset sale and the plan of dissolution on the enclosed proxy card.

Please vote FOR each of the proposals on the enclosed proxy card TODAY—by telephone, by Internet, or by signing, dating and returning the proxy card in the postage-paid envelope provided.

Thank you again for your support.

The Board of Directors

YOUR INVESTMENT…YOUR VOTE! If you have any questions, or need assistance in voting your shares, please call our proxy solicitor, INNISFREE M&A INCORPORATED TOLL-FREE, at (877) 456-3488.

Additional Information and Where to Find It

NexCen urges investors and shareholders to read the proxy statement, which discusses in more detail the proposals to be considered at the special meeting of shareholders.  NexCen filed the proxy statement with the Securities and Exchange Commission (SEC) on June 11, 2010, and mailed the proxy statement on June 14, 2010 to holders of NexCen common stock identified as of June 4, 2010, which is the notice record date for the special meeting.  You can obtain free copies of NexCen’s proxy statement and all other documents filed with the SEC at the SEC’s website at www.sec.gov or from NexCen’s website at www.nexcenbrands.com under the tab “Investor Relations” and then under the item “SEC Filings.”

NexCen Brands’ Proposed Asset Sale Recommended by Nation’s Two Leading Independent Proxy Advisory Firms

NEW YORK – July 14, 2010 – NexCen Brands, Inc. (PINK SHEETS: NEXC.PK) today announced that both of the nation’s leading independent proxy advisory firms, Glass Lewis & Co. and ISS Proxy Advisory Services (ISS), recommend that NexCen Brands’ shareholders vote “FOR” the sale of its franchise business to an affiliate of Levine Leichtman Capital Partners (“LLCP”), as well as “FOR” the additional proposals in the Company’s June 11, 2010 proxy statement.  The analyses and recommendations of ISS and Glass Lewis & Co are relied upon by hundreds of major institutional investment firms, mutual funds and fiduciaries.

David S. Oros, Chairman of Board of Directors of NexCen Brands, Inc., stated, “We are extremely pleased that, in addition to ISS’ recommendation, Glass Lewis also has issued a recommendation in favor of the items outlined in our 2010 proxy.  The support of these highly respected firms independently validates that the proposed sale of our business to an affiliate of LLCP represent the most favorable option for all of our stakeholders.  As such, we continue to urge NexCen Brands’ shareholders to vote “FOR” all four of the proposals.”

In recommending that NexCen shareholders vote “FOR” the proposed asset sale and dissolution, Glass Lewis stated:

•	The NexCen “board conducted a thorough evaluation of strategic alternatives that involved multiple interested parties prior to entering into the [asset sale] agreement.”

•	“If the asset sale is not completed, it appears that shareholders may receive little or no value at all from any remaining alternatives, such as bankruptcy protection.”

•
“While it is never ideal for shareholders to be forced to undergo a liquidation/dissolution event, in light of the Company’s limited alternatives and the anticipated cash distribution to shareholders, we believe the proposed asset sale and dissolution are in the best interest of shareholders.”*

Last week, ISS recommended its client vote “FOR” the asset sale and other proposals on the agenda.  In its analysis, ISS concluded by stating that “non-approval of the liquidation transaction would likely result in foreclosure of NexCen's assets by its creditors or bankruptcy, both of which would wipe out shareholder value.  Therefore, the asset sale and liquidation transaction is preferable.”*

As previously announced, under the terms of the sale agreement, LLCP’s affiliate, Global Franchise Group, LLC, will acquire the subsidiaries of NexCen Brands that own the franchise business assets, the Company’s franchise management operations in Norcross, Georgia, and its manufacturing facility in Atlanta, Georgia.  As set forth in the Company’s proxy statement, NexCen estimates that, assuming that the asset sale is completed on its current terms and the Company is dissolved, the cash proceeds ultimately available for distribution to the holders of NexCen common stock will be between $0.12 and $0.16 per share of common stock; however, NexCen is unable to predict the exact amount, nature and timing of any distributions to its shareholders.  Closing of the sale is subject to various conditions, including approval of the shareholders of NexCen Brands. The transaction is expected to close promptly following the receipt of shareholder approval.  Shareholders of record as of the close of business on June 4, 2010 are entitled to vote at the Company’s July 29, 2010 Special Meeting of Stockholders.

NexCen urges shareholders to follow the ISS and Glass Lewis recommendations by voting “FOR” each of the proposals on the Company’s proxy card today.  Shareholders who have questions about the asset sale or that need assistance voting their shares should contact the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 456-3488.

* Permission to use quotations from the reports was neither sought nor obtained.

About NexCen Brands
NexCen Brands, Inc. is a strategic brand management company with a focus on franchising. It owns a portfolio of franchise brands that includes two retail franchise concepts: TAF® and Shoebox New York®, as well as five quick service restaurant (QSR) franchise concepts: Great American Cookies®, MaggieMoo's®, Marble Slab Creamery®, Pretzelmaker® and Pretzel Time®. The brands are managed by NexCen Franchise Management, Inc., a subsidiary of NexCen Brands.

Additional Information and Where to Find It
NexCen urges investors and shareholders to read the proxy statement, which discusses in more detail the proposals to be considered at the special meeting of shareholders.  NexCen filed the proxy statement with the Securities and Exchange Commission (SEC) on June 11, 2010, and mailed the proxy statement on June 14, 2010 to holders of NexCen common stock identified as of June 4, 2010, which is the notice record date for the special meeting.  You can obtain free copies of NexCen’s proxy statement and all other documents filed with the SEC at the SEC’s website at www.sec.gov or from NexCen’s website at www.nexcenbrands.com under the tab “Investor Relations” and then under the item “SEC Filings.”

Forward-Looking Statement Disclosure
This press release contains "forward-looking statements," as such term is used in the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include those regarding the Company’s estimate of the amount expected to be available for distribution to shareholders.  When used herein, the words "anticipate," "believe," "estimate," "intend," "may," "will," "expect" and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements.  Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties.  They are not guarantees of future performance or results.  Actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements.  Factors that could cause or contribute to such differences include: (1) we may not complete the transaction on the negotiated terms, within the expected timeframe or at all; (2) we may not obtain the approval of transaction or the plan of dissolution by our shareholders; (3) we may not satisfy conditions required to close the transaction; (4) transaction fees and costs, the amount of any price adjustment under the transaction agreement, contingent and unknown liabilities, the costs and timing of a wind-down process and other factors within and outside of our control may adversely affect the amount and timing of any distribution to our shareholders; and (5) other factors discussed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.